Exhibit 10.4

FUSION PHARMACEUTICALS INC.

2020 EMPLOYEE SHARE PURCHASE PLAN

The purpose of the Fusion Pharmaceuticals, Inc. 2020 Employee Share Purchase Plan (the “Plan”) is to provide eligible employees of Fusion Pharmaceuticals Inc. (the “Company”) and each Designated Subsidiary (as defined in Section 11) with opportunities to purchase common shares of the Company, no par value (the “Common Shares”). 450,169 Common Shares in the aggregate have been approved and reserved for this purpose, plus on January 1, 2021 and each January 1 thereafter until the Plan terminates pursuant to Section 20, the number of Common Shares reserved and available for issuance under the Plan shall be cumulatively increased by the lesser of (i) 900,338 Common Shares, (ii) 1% percent of the number of Common Shares issued and outstanding on the immediately preceding December 31, or (iii) such lesser number of Common Shares as determined by the Administrator (as defined in Section 1).

The Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is intended for the 423 Component to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and the 423 Component shall be interpreted in accordance with that intent. Under the Non-423 Component, which does not qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, options will be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, securities laws or other objectives for eligible employees. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component. Unless otherwise determined by the Administrator, Participants (as defined in Section 11) who are Canadian residents will participate in the Non-423 Component only.

Unless otherwise defined herein, capitalized terms in this Plan shall have the meaning ascribed to them in Section 11.

1. Administration. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan, including to accommodate the specific requirements of local laws, regulations and procedures for jurisdictions outside of Canada or the United States; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2. Offerings. The Company may make one or more offerings to eligible employees to purchase Common Shares under the Plan (“Offerings”), consisting of one or more Purchase Periods. The Administrator shall determine when the initial Offering under the Plan shall commence and, unless otherwise determined by the Administrator, each Offering shall last for a period of 12 months. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed 27 months in duration.

3. Eligibility. All individuals classified and reflected as employees on the payroll records of each Designated Entity are eligible to participate in any one or more of the Offerings under the Plan, provided that, except as otherwise determined by the Administrator in advance of any Offering, as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary on the Company’s or Designated Subsidiary’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.

4. Participation.

(a) An eligible employee who is not a Participant in any prior Offering may participate in a subsequent Offering by submitting an enrollment form to his or her appropriate payroll location at least 15 business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).

(b) Enrollment. The enrollment form will (a) state a whole percentage or amount to be deducted from an eligible employee’s Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Shares in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which Common Shares purchased for such eligible employee are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s deductions and purchases will continue at the same percentage or amount of Compensation for future Offerings, provided he or she remains an eligible employee.

(c) Notwithstanding the foregoing, participation in the 423 Component of the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5. Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of 1 percent up to a maximum of 15 percent of such eligible employee’s Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions.

6. Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.

7. Withdrawal. A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location. The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund such Participant’s entire account balance under the Plan to him or her (after payment for any Common Shares purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such a Participant may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4, if the Participant remains an eligible employee on the subsequent Offering Date.

8. Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase on the last day of a Purchase Period (an “Exercise Date”), at the Option Price hereinafter provided for, the lowest of (a) a number of Common Shares determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the lower of (i) 85 percent of the Fair Market Value of the Common Shares on the Offering Date, or (ii) 85 percent of the Fair Market Value of the Common Shares on the Exercise Date, (b) a number of Common Shares determined by dividing US$50,000 by the Fair Market Value on the Offering Date of such Offering; or (c) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be 85 percent of the Fair Market Value of the Common Shares on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no Participant may be granted an Option hereunder if such Participant, immediately after the Option was granted, would be treated as owning shares possessing 5 percent or more of the total combined voting power or value of all classes of shares of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the shares ownership of a Participant, and all shares which the Participant has a contractual right to purchase shall be treated as shares owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase shares under the Plan, and any other employee shares purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds US$25,000 of the fair market value of such shares (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9. Exercise of Option and Purchase of Shares. Each eligible employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole Common Shares reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant’s account at the end of a Purchase Period solely by reason of the inability to purchase a fractional share will be carried forward to the next Purchase Period and, if that is the last Purchase Period in an Offering, will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.

10. Issuance of Certificates. Certificates representing Common Shares purchased under the Plan may be issued only in the name of the Participant, in the name of the Participant and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the Participant to be his, her or their, nominee for such purpose.

11. Definitions.

The term “Compensation” means the amount of base salary or hourly wage, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding overtime pay, vacation pay, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items. The Administrator shall have the discretion to determine the application of this definition to Participants outside of Canada or the United States.

The term “Designated Entity” means the Company or any Designated Subsidiary (as defined below) that has been designated by the Board as eligible to participate in an Offering.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the shareholders, and may further designate such companies or Participants as participating in the 423 Component or the Non-423 Component.

The Board may also determine which Affiliates or eligible employees may be excluded from participation in the Plan, to the extent consistent with Section 423 of the Code or as implemented under the Non-423 Component, and determine which Designated Subsidiary or Subsidiaries will participate in separate Offerings (to the extent that the Company makes separate Offerings). For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Subsidiaries; provided, however, that at any given time, a Subsidiary that is a Designated Subsidiary under the 423 Component will not be a Designated Subsidiary under the Non-423 Component. The current list of Designated Subsidiaries is attached hereto as Appendix A.

The term “Fair Market Value of the Common Shares” on any given date means the fair market value of the Common Shares determined in good faith by the Administrator; provided, however, that if the Common Shares is admitted to quotation on The Nasdaq Global Market or another national securities exchange, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price. The term “Initial Public Offering” means the first underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Company of its Common Shares.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.

The term “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following an Exercise Date within an Offering and ending on an Exercise Date. An Offering may consist of one or more Purchase Periods.

The term “Registration Date” means the date the registration statement on Form S-1 that is filed by the Company with respect to its Initial Public Offering is declared effective by the Securities and Exchange Commission.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

The term “Termination Date” means, with respect to any Participant who is a Canadian resident, subject to any minimum applicable requirements contained in applicable employment standards legislation, the earlier of:

(i) if the eligible employee’s employment is terminated by the Designated Entity for any reason (whether lawful or unlawful), the earlier of (a) the date designated, if any, by the Designated Entity as the date on which the eligible employee’s employment ceases, or (b) the eligible employee’s last day of actual and active employment with the Designated Entity, whether such day is selected by agreement with the eligible employee or unilaterally by the Designated Entity or otherwise; and, for the avoidance of doubt, in case of either (a) or (b), without regard to any period of notice of termination, pay in lieu of notice of termination, severance pay or other damages paid or payable to the eligible employee, under contract or common law, in or in respect of a period which follows the eligible employee’s last day of actual and active employment with the Designated Entity;

(ii) if the eligible employee dies, the date of death; or

(iii) if the eligible employee’s employment is terminated by the eligible employee, the date on which the eligible employee provides notice of resignation to the Designated Entity; or

(iv) if the Participant ceases to be an eligible employee for any reason not contemplated above, the date determined by the Company as the date the Participant ceases to be an eligible employee for purposes of the Plan.

12. Rights on Termination or Transfer of Employment. If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 7. A Participant will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the Participant is transferred to any corporation other than the Company or a Designated Subsidiary. Unless otherwise determined by the Administrator, a Participant whose employment transfers between, or whose employment terminates with an immediate rehire (with no break in service) by, Designated Subsidiaries or a Designated Subsidiary and the Company will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; provided, however, that if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Option will be qualified under the 423 Component only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Participant’s Option will remain non-qualified under the Non-423 Component. Further, a Participant will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the Participant’s right to such leave is protected either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing. A Participant who is a Canadian resident will be deemed to have terminated employment on the Participant’s Termination Date.

13. Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.

14. Optionees Not Shareholders. Neither the granting of an Option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the Common Shares covered by an Option under the Plan until such shares have been purchased by and issued to him or her.

15. Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.

16. Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17. Adjustment in Case of Changes Affecting Common Shares. In the event of a subdivision of outstanding Common Shares, the payment of a dividend in Common Shares or any other change affecting the Common Shares, the number of shares approved for the Plan and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event.

18. Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the shareholders, no amendment shall be made increasing the number of shares approved for the 423 Component of the Plan or making any other change that would require shareholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

19. Insufficient Shares. If the total number of Common Shares that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Shares on such Exercise Date.

20. Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded. The Plan shall automatically terminate on the ten year anniversary of the Registration Date.

21. Governmental Regulations. The Company’s obligation to sell and deliver Common Shares under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

22. Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with the Province of Ontario as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Province of Ontario applied without regard to conflict of law principles.

23. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Shares, from shares held in the treasury of the Company, or from any other proper source.

24. Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding on income of the Participant in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

25. Notification Upon Sale of Shares under the 423 Component. Each Participant agrees, by entering the 423 Component of the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased or within one year after the date such shares were purchased.

26. Effective Date and Approval of Shareholders. The Plan shall take effect on the date immediately preceding the Registration Date, subject to approval by the holders of a majority of the votes cast at a meeting of shareholders at which a quorum is present or by written consent of the shareholders.

27. Compliance with Employment Standards. The Plan shall not be interpreted as in any way waiving or contracting out of the minimum applicable requirements contained in applicable employment standards legislation and shall be interpreted to achieve compliance with such requirements. It is understood and agreed that all provisions of the Plan are subject to all applicable minimum requirements under applicable employment standards legislation and, in the event that any such minimum requirement provides for superior right or entitlement than provided for under the terms of the Plan, such right or entitlement shall be provided to the Participant, in substitution of the Participant’s right or entitlement under the Plan. Except if and as required by the minimum applicable requirements of applicable employment standards legislation, no Participant will be entitled to any damages or other compensation in respect of the termination of the Participant’s participation in the Plan due to termination of the Participant’s employment with the Designated Entity for any reason.

Date Approved: June 18, 2020

APPENDIX A

Designated Subsidiaries

Fusion Pharmaceuticals US Inc.